UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 21, 2025

TEN Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42515	99-1291725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1170 Wheeler Way
Langhorne, PA	19047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: 1.800.909.9598

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	XHLD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 21, 2025, TEN Holdings, Inc. (the “Company”) entered into a digital reseller program agreement (the “Agreement”) with Xcyte Digital Corporation (“Xcyte”), pursuant to which the Company has the right to integrate, bundle, and resell Xcyte’s conferencing products and services into the Company’s offerings to its current and future customers. The Agreement, which has an initial term of three years (the “Initial Term”), provides for automatic renewal for successive one year terms unless either party provides thirty days prior notice of its intent not to renew the Agreement. During the Initial Term, the Company will pay Xcyte fixed annualized fees, in monthly installments, for Xcyte products and services provided to the Company’s current customers. For Xcyte products and services provided to future customers of the Company, the Company will pay the lesser of 50% of revenue related to Xcyte products and services collected from the applicable future customer or the list price of the Xcyte products and services less applicable discounts required under the Agreement. The Agreement includes mutual indemnification and confidentiality provisions and such other provisions, including representations and warranties and covenants, customary for reseller program agreements. The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties therein, and may be subject to limitations agreed upon by the contracting parties.  The Agreement is expressly conditioned upon the execution of an escrow agreement by both parties within 20 days after effective date of the Agreement.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be included as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2025. Investors and other interested parties are encouraged to read in its entirety the Agreement because it contains important information not otherwise described herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished or filed with this report, as applicable:

Exhibit No.	Description
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEN HOLDINGS, INC.

Date: October 27, 2025	By:	/s/ Randolph Wilson Jones III
Randolph Wilson Jones III Chief Executive Officer and Director